SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934.

(Amendment No. )

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SOUTHCOAST FINANCIAL CORPORATION
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SOUTHCOAST FINANCIAL CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO OUR SHAREHOLDERS:

The Annual Meeting of the Shareholders of Southcoast Financial Corporation will be held at the offices of Southcoast Financial Corporation, 534 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina, on Tuesday, May 13, 2014, at 10:00 a.m., for the following purposes:

(1)	To elect one director to serve a three year term;

(2)	To approve the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014;

(3)	To vote on a non-binding advisory proposal to approve the compensation of our executive officers named in the Summary Compensation Table of the accompanying proxy statement; and

(4)	To act upon other such matters as may properly come before the meeting or any adjournment thereof.

You are only entitled to notice of and to vote at the meeting if you were a shareholder of record at the close of business on March 10, 2014.  In order that the meeting can be held, and a maximum number of shares can be voted, whether or not you plan to be present at the meeting in person, please fill in, date, sign and promptly return the enclosed form of proxy.  The Southcoast Board of Directors unanimously recommends a vote FOR approval of all of the proposals presented.

Returning the signed proxy will not prevent a record owner of shares from voting in person at the meeting.

Our 2014 Proxy Statement and 2013 Annual Report to Shareholders are enclosed with this notice.

By Order of the Board of Directors

s/Robert M. Scott

April 7, 2014	Robert M. Scott
Secretary

SOUTHCOAST FINANCIAL CORPORATION
534 Johnnie Dodds Boulevard
Mt. Pleasant, South Carolina 29464
(843) 884-0504

PROXY STATEMENT

We are providing this proxy statement in connection with the solicitation of proxies by the Board of Directors of Southcoast Financial Corporation for use at our Annual Meeting of Shareholders to be held at 10:00 a.m. on Tuesday, May 13, 2014, at the offices of Southcoast Financial Corporation, 534 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina.   A Notice of Annual Meeting is attached to this Proxy Statement, and a form of proxy is enclosed.  We first began mailing this Proxy Statement to shareholders on or about April 7, 2014.  We are paying the cost of this solicitation.  The only method of solicitation we will use, other than the mail, is personal contact, including by telephone or other electronic means, by our directors and regular employees.  Throughout this Proxy Statement, we use terms such as “we,” “us,” “our,” and “our Company” to refer to Southcoast Financial Corporation, and terms such as “you” and “your” to refer to our shareholders.

ANNUAL REPORT

Our Annual Report to Shareholders covering our fiscal year ended December 31, 2013, including financial statements, is enclosed.  The Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

VOTING PROCEDURES

Quorum and Voting

Each share outstanding will be entitled to one vote upon each matter submitted at the meeting.  You are only entitled to notice of and to vote at the meeting if you were a shareholder of record at the close of business on March 10, 2014 (the “Record Date”).   At the close of business on the Record Date, we had outstanding 7,085,818 shares of our common stock (no par value).

A majority of the shares entitled to be voted at the annual meeting constitutes a quorum.  If a share is represented for any purpose at the annual meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for purposes of establishing a quorum.  Therefore, valid proxies which are marked “Abstain” or “Withhold” and shares that are not voted, including proxies submitted by brokers that are the record owners of shares and that either choose not to vote or do not have authority to vote (so-called “broker non-votes”), will be included in determining the number of votes present or represented at the annual meeting.  If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time.  If the meeting is to be reconvened within thirty days, no notice of the reconvened meeting will be given other than an announcement at the adjourned meeting.  If the meeting is to be adjourned for thirty days or more, notice of the reconvened meeting will be given as provided in our Bylaws.  At any reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

Vote Required and Method of Counting Votes

Election of Director

If a quorum is present at the Annual Meeting, a director will be elected by a plurality of the votes cast by shares present and entitled to vote at the annual meeting.  “Plurality” means that if there were more nominees than positions to be filled, the individuals who received the largest number of votes cast for the positions to be filled would be elected as directors. Because there is only one nominee for election at the 2014 Annual Meeting and only one position to be filled, it is expected that the nominee will be elected.  Cumulative voting is not permitted.  Votes that are withheld or that are not voted in the election of directors, including broker non-votes will have no effect on the outcome of election.

Non-binding Advisory Vote on Executive Compensation

The proposal to approve the compensation of the executive officers named in the Summary Compensation Table is advisory and non-binding on us and on our Board of Directors.  Marking the proxy card or your broker voting instructions “FOR” indicates support; marking the proxy card or your broker voting instructions “Against” indicates lack of support.  You may also abstain by marking the “Abstain” box on the proxy card or your broker voting instructions.

                      Other Matters

                       If a quorum is present, all other matters that may be considered and acted upon by our shareholders at the Annual Meeting, including approval of the appointment of Crowe Horwath LLP as our independent registered public accounting firm, will be approved if the votes cast in favor of the proposal at the Annual Meeting exceed the votes cast against the proposal.  Accordingly, abstentions and broker non-votes will have no effect on the results.

Our Board of Directors urges you to complete, date, and sign the accompanying proxy form, or such other document as your broker or other nominee instructs you to use if your shares are held in “street name,” and return it promptly in the enclosed, postage-paid envelope.

Voting by Record Shareholders and Actions to be taken by Proxies

If you hold your shares of record in your own name, you can vote your shares by marking the enclosed proxy form, dating it, signing it, and returning it to us in the enclosed postage-paid envelope.  In each case where you have appropriately specified how your shares are to be voted, they will be voted in accordance with your specifications.  If, however, you are a shareholder of record and sign, date, and return your proxy card without indicating how you want to vote, the persons named on the form of proxy as the Board of Directors’ proxy agents will vote your proxy:

•	“FOR” the election of the nominee named in this Proxy Statement as the Board of Directors’ nominee for election to the Board of Directors;

•	“FOR” approval of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014; and

•	“FOR” approval of the non-binding advisory vote on executive compensation.

If you are a shareholder of record, you can also attend the annual meeting and vote in person.

          Our Board of Directors is not aware of any other matters that may be presented for action at the Annual Meeting of Shareholders; but if other matters do properly come before the meeting, the persons named as proxies in the form of proxy intend to vote on such matters in accordance with their best judgment.

Voting by Shareholders whose Shares are held in “Street Name”

If you hold your shares in street name with a broker or other nominee, you can direct their vote by submitting voting instructions to your broker or nominee in accordance with the procedure in the voting instructions provided by your broker or nominee.  Your broker or other nominee is permitted to vote your shares on approval of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm even if you do not provide voting instructions. However, under the rules that relate to broker voting, your broker is not permitted to vote your shares on the election of directors or the non-binding advisory vote on executive compensation unless you provide voting instructions.  If you hold your shares in street name and fail to instruct your broker how to vote on these matters, a broker non-vote will occur with respect to your shares.  Therefore, to be sure your shares are voted, please instruct your broker as to how you wish it to vote.

If you hold your shares in street name, you may attend the annual meeting, but you may not vote in person without a proxy appointment from a shareholder of record.

Revocation of Proxy by Record Shareholder

If you hold your shares of record in your own name and execute and deliver a proxy, you may revoke the proxy at any time before it is voted by any of the following methods:

•
by mailing or delivering written notice of revocation to Southcoast Financial Corporation, 534 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina 29464, Attention: Corporate Secretary (effective upon receipt);

•	by submitting a proxy having a later date (effective upon receipt);

•	by appearing at the meeting and giving notice of revocation to the corporate officers responsible for maintaining the list of shareholders; or

•	by giving notice of such revocation in open meeting of the shareholders.

Your attendance at the annual meeting will not in itself, constitute revocation of a proxy.  However, if you are a record shareholder and desire to do so, you may attend the meeting and vote in person, in which case the proxy will not be used.

Revocation of Proxy by Shareholders whose Shares are held in “Street Name”

If you hold your shares in street name with a broker or other nominee you may change or revoke your proxy instructions only by submitting new voting instructions to the broker or other nominee in accordance with the procedures provided by the broker or other nominee.

SHAREHOLDER PROPOSALS

If you wish to submit proposals for the consideration of the shareholders at the 2015 Annual Meeting, you may do so by mailing them in writing to L. Wayne Pearson, Chairman, Southcoast Financial Corporation, Post Office Box 1561, Mt. Pleasant, South Carolina 29465 or by delivering them in writing to Mr. Pearson at our main office, 534 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina 29464.  You must send or deliver such written proposals in time for us to receive them prior to December 6, 2014, if you want us to include them, if otherwise appropriate, in our Proxy Statement and form of Proxy relating to that meeting.  If we do not receive notice of a shareholder proposal prior to February 19, 2015, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when the proposal is raised at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of December 31, 2013, no persons were known to us to be beneficial owners of more than 5% of our common stock.

SECURITY OWNERSHIP OF OUR MANAGEMENT

The table below shows at February 28, 2014, the number and percentage of shares of our common stock owned by each of our directors, director nominees and each of our executive officers.

Name	Amount and Nature Of Beneficial Ownership	% of Class

Tommy B. Baker	164,838	2.33%
William A. Coates	134,483	1.90%
Stephen F. Hutchinson	33,913	*
L. Wayne Pearson (1)	346,248	4.89%
Robert M. Scott	133,840	1.89%
James P. Smith (2)	117,668	1.66%
Robert A. Daniel, Jr.	76,345	1.08%
William C. Heslop	19,174	*
William B. Seabrook	77,278	1.09%
William R. Billings	83,115	1.17%

All Directors and executive officers as a group (10 persons)	1,186,902	16.75%

*Less than one percent.

Except as noted, to the knowledge of our management, all shares are owned directly with sole voting power.

(1)	Includes 51,803 shares owned by Mr. Pearson’s wife, as to which he disclaims beneficial ownership.
(2)	Of the total shares reported, 33,715 are pledged as collateral.

ELECTION OF DIRECTORS

Our Board of Directors has set the number of directors to serve after the Annual Meeting at six, and one director is to be elected at the Annual Meeting.    Our Board has nominated James P. Smith to serve a three year term with his term expiring at the 2017 Annual Meeting of Shareholders.  Directors serve until their successors are elected and qualified to serve.  The nominee is currently serving as our director.  Any other nominations must be made in writing and given to our Corporate Secretary in accordance with the procedures set forth below under “GOVERNANCE MATTERS—Director Nomination Process.”

If you are a shareholder of record and you sign and return the enclosed form of proxy, which is being solicited by the Board of Directors, the persons named as the proxy agents in the form of proxy intend to vote for the election of Mr. Smith as director.  Unless you indicate a contrary specification, your proxy will be voted FOR such nominee.  In the event that the nominee is not available by reason of any unforeseen contingency, the persons acting under the proxy intend to vote for the election, in his stead, of such other person as our Board of Directors may recommend.  Our Board of Directors has no reason to believe that the nominee will be unable or unwilling to serve if elected.

If you hold your shares in street name with a broker or other nominee, you can direct their vote by submitting voting instructions to your broker or nominee in accordance with the procedure in the voting instructions provided by your broker or nominee.  Your broker is not permitted to vote your shares with respect to the election of a director without receiving instructions from you.  Accordingly, if you want to vote with respect to the election of a director, you must instruct your broker as to how to vote your shares.

Our Board of Directors recommends that you vote “FOR” the nominee for director.

Directors and Nominee

Set forth below is information about our current directors and director nominee.  Each director is also a director of our wholly owned subsidiary, Southcoast Community Bank (our “Bank”).

Name	Age	Business Experience During the Past Five Years	Director Since

Nominee for the Board of Directors for term of office to continue until the Annual Meeting of Shareholders in 2017:

James P. Smith, CLU, ChFC	59	President and Chief Executive Officer, Atlantic Coast Advisory Group (insurance sales) since 2004; Member of MUSC Children’s Hospital Fund Raising Advisory Board, 2008.	1998*

Directors whose terms of office will continue until the Annual Meeting of Shareholders in 2016:

L. Wayne Pearson	66	Chairman, Chief Executive Officer, and President of our Company and our Bank since June, 1998.	1998*
Robert M. Scott	70
Treasurer, Secretary and Executive Vice President of our Company and our Bank since November, 2011; Chief Financial Officer of our Company and our Bank from June, 1998 until May, 2006; Secretary of our Company and our Bank since June, 1998.
			1998*

Directors whose terms of office will continue until the Annual Meeting of Shareholders in 2015:

Tommy B. Baker	68	Owner- Baker Motors of Charleston (automobile dealership).	2005

William A. Coates	64
Attorney and shareholder, Roe, Cassidy, Coates & Price, P.A., Greenville, South Carolina (attorneys) since January 1, 2002; attorney and shareholder, Love, Thornton, Arnold & Thomson, P.A., Greenville, South Carolina (attorneys) 1980-2001; Vice Chairman of our Company and our Bank.
			1998*

Stephen F. Hutchinson	67	President, The Hutchinson Company, Inc. (real estate).	2005

*Includes membership on the Board of Directors of our Bank prior to organization of our Company as a holding company for our Bank in 1999.

None of the nominees nor any director nor any of the principal executive officers are related by blood, marriage or adoption in the degree of first cousin or closer.

The Nominating Committee believes the combined business and professional experience of the Company’s directors, and their various areas of expertise make them a useful resource to management and qualify them for service on the Board.   Most of our Board members have served on the Board since our organization, and Mr. Pearson has been our Chief Executive Officer and Chairman since our organization.  During their tenures, these directors have gained considerable institutional knowledge about the Company and its operations, which has made them effective board members.  Because the Company’s operations are complex and highly regulated, continuity of service and this development of institutional knowledge help make the Board more efficient and more effective at developing long-range plans than it would be if there were frequent turnover in Board membership.  When Board members retire from the Board, the Nominating Committee seeks out replacements who it believes will make significant contributions to the Board for a variety of reasons, including among others, business and financial experience and expertise, business and government contacts, relationship skills, knowledge of the Company, and diversity.

Mr. Pearson was an organizer of our Company and our Bank, and has served as the president and Chief Executive Officer and Chairman of the Board of Directors of our Company and our Bank since that time.  He has over 40 years experience in banking and has significant banking contacts throughout the state of South Carolina.

Mr. Scott was also an organizer of our Company and our Bank, and has served as a director of each since that time.  He also served as the Chief Financial Officer of the Company and the Bank from the Company’s organization through May 2006.  In November 2011, he rejoined the Company and the Bank as Treasurer and Executive Vice-President. He has over 40 years experience in banking and has significant contacts within the industry.

Mr. Coates, who is currently our Vice Chairman, was also an organizer of our Company and our Bank, and has served as a director of each since that time.  He has been an attorney in the state of South Carolina for over 30 years.  His legal experience and insights are a valuable resource to our Board.   Additionally, during his many years of legal practice, he has developed significant contacts throughout the state and utilizes information gained from those contacts to provide guidance to the Board regarding economic conditions beyond our direct service area.

Mr. Smith was also an organizer of our Company and our Bank, and has served as a director of each since that time.  He has over 30 years experience in the financial services industry, most recently as the President and Chief Executive Officer of Atlantic Coast Advisory Group, an insurance brokerage firm.  He uses his in depth knowledge of financial risk management tools to provide guidance to us on matters involving risk and risk management.

Mr. Hutchinson has served as a member of our Board of Directors since 2005, and is also a member of our Bank’s Board of Directors.  Prior to his election to our Board of Directors, he served on the advisory board of our Summerville region.  He has over 30 year’s experience in the real estate development industry in the greater Charleston area.  He provides the Board with insights into the real estate market in the area, which we use in developing our long range strategy, as well as in understanding individual loans requiring board approval.

Mr. Baker has served as a member of our Board of Directors since 2005, and is also a member of our Bank’s Board of Directors. He has over 30 years experience in the automobile dealership industry.  In that time he has developed extensive knowledge of financing, as well as the skills required to develop and implement a successful long range business and marketing strategy for an organization.  As a member of our Board, he translates this knowledge and skill set to the financial services industry in providing guidance to the Board on long range strategy and short term implementation of that strategy.

Executive Officers

Our executive officers are L. Wayne Pearson, Robert A. Daniel, Jr., Robert M. Scott, William B. Seabrook, William R. Billings, and William C. Heslop.  Messrs. Pearson and Scott are directors and information about their ages and business experience is set forth above.  Information about Messrs. Daniel, Seabrook, Billings, and Heslop is set forth below.

Name	Age	Business Experience During Past Five Years

Robert A. Daniel, Jr.	63	Executive Vice President of our Company and our Bank since 2005; Chief Lending Officer of our Bank since 1998; Senior Vice President of our Bank from 1999 to 2005.

William B. Seabrook	57
Executive Vice President of our Company and our Bank since 2005, and Chief Operating Officer of our Company since May, 2009; Head of Retail Banking for our Bank since 2004; Senior Vice President of our Bank from 2004 to 2005; correspondent banker with FTN Financial, a division of First Tennessee Bank from 1997 to 2004.

William R. Billings	54
Executive Vice President of our Bank since May 2010, and Senior Credit Officer of our Bank since November 2006; Senior Vice President of our Bank from November 2006 until May 2010; Senior Vice President of Wachovia Wealth Management from 2001-2006; Senior Vice President and Consumer Bank Director of Wachovia from 1998-2001; Certified Financial Planner since 2006.

William C. Heslop	38	Senior Vice President and Chief Financial Officer of our Company and our Bank since May, 2006; certified public accountant with Elliott Davis, LLC from January, 2003 to April, 2006.

Attendance at Meetings of our Board of Directors and Meetings of Shareholders

During the last full fiscal year ending December 31, 2013, our Board of Directors met three times.  Each of our directors attended at least 75% of the total number of meetings of the Board of Directors and committees of the Board of which he was a member.  Our Bank’s Board of Directors met eleven times in 2013.

We encourage, but do not require, our directors to attend our annual meetings of shareholders.  Last year all of our directors attended our annual meeting of shareholders.

COMMITTEES OF OUR BOARD OF DIRECTORS

Nominating Committee

Our Nominating Committee recommends to our Board of Directors persons suitable to be nominated for election to our Board of Directors.  The members of our Nominating Committee are Messrs. Coates, Hutchinson and Baker, each of whom is independent as defined in The Nasdaq Stock Market Marketplace Rules, as modified or supplemented (the “Nasdaq Rules”).  Our Nominating Committee met once during 2013. The Nominating Committee operates pursuant to a written charter, a copy of which is attached to this Proxy Statement as Appendix A.   More information about our director nomination process is included under “Governance Matters – Director Nomination Process.”

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.  Our Audit Committee provides general oversight over our financial reporting and adequacy of our internal controls, and has authority to select, retain, compensate and terminate our independent auditors. Our Audit Committee functions by meeting with the independent auditors and by contact with members of management concerned with our financial and control functions.  The members of our Audit Committee are Messrs. Coates (Chairman), Baker and Hutchinson each of whom is independent as defined in the Nasdaq Rules.  The Audit Committee met three times in 2013. The Audit Committee operates pursuant to a written charter, a copy of which was attached to our 2013 Proxy Statement.

Compensation Committee

The Compensation Committee reviews our compensation policies and recommends to the Board the compensation levels and compensation programs for executive officers and directors.  The ultimate decisions about compensation levels and compensation programs are made by our full Board, which may accept or reject the recommendations of the Committee.  The Compensation Committee may not delegate its authority to make recommendations to any other person or persons.  Our Chief Executive Officer makes recommendations relating to the elements and amounts of his compensation and that of the other executive officers, as well as recommendations with respect to the elements and amounts of director compensation.  The Committee may take these recommendations into consideration in its deliberations.  Our Chief Executive Officer is not present when salaries and bonuses are ultimately determined.  Neither the Committee nor management uses compensation consultants to determine or recommend the amount or form of executive officer or director compensation.  The members of the Compensation Committee are Messrs. Hutchinson (Chairman), Coates, and Baker, each of whom is independent as defined in the Nasdaq Rules. The Compensation Committee operates pursuant to a written charter, a copy of which was attached to our 2013 Proxy Statement.  The Compensation Committee met twice during 2013.

GOVERNANCE MATTERS

Director Independence

We are required by the Nasdaq Rules to have a majority of independent directors.  Our Board of Directors has determined that none of Tommy B. Baker, William A. Coates, Stephen F. Hutchinson or James P. Smith has a relationship that, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each is independent under these rules.  As noted in the sections about our committees above, all of the members of each of our Nominating, Audit, and Compensation Committees are also independent under the Nasdaq Rules.

As disclosed under “Certain Relationships and Related Transactions,” some of our independent directors and some of their affiliates have loan and deposit relationships with our Bank.  These relationships are not considered by our Board to compromise their independence.

Director Nomination Process

In recommending director candidates, our Nominating Committee takes into consideration such factors as it deems appropriate based on our current needs.  These factors may include diversity, age, skills such as understanding of banking and general finance, decision-making ability, inter-personal skills, experience with businesses and other organizations of comparable size, community activities and relationships, and the interrelationship between the candidate’s experience and business background and our other Board members’ experience and business backgrounds, as well as the candidate’s ability to devote the required time and effort to serve on our Board.  Although the Nominating Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees, the Committee is open to racial and gender diversity, and considers diversity in business and educational experience among all of the directors, as part of the total mix of information it takes into account in identifying nominees.

The committee will consider for recommendation by the committee director candidates recommended by our shareholders if the shareholders comply with the following requirements.  If you wish to recommend a director candidate to the committee for consideration as a Board of Directors’ nominee, you must submit in writing to the committee the recommended candidate’s name, a brief resume setting forth the recommended candidate’s business and educational background and qualifications for service, and a notarized consent signed by the recommended candidate stating the recommended candidate’s willingness to be nominated and to serve.  You must deliver this information to our Nominating Committee at our address and the committee must receive it no later than January 1 in any year for your candidate to be considered as a potential Board of Directors’ nominee  at the Annual Meeting of Shareholders for that year.  The committee may request further information if it determines a potential candidate may be an appropriate nominee.  Director candidates recommended by shareholders that comply with these requirements will receive the same consideration that the committee’s other candidates receive.

Director candidates recommended by shareholders will not be considered for recommendation by the committee as potential Board of Directors’ nominees if the shareholder recommendations are received later than January 1 in any year.  Nevertheless, as provided in our Articles of Incorporation, a record shareholder entitled to vote at the meeting may nominate director candidates for election at the annual meeting.  Such nominations  must be in a written notice provided to our Corporate Secretary not less than 90 days prior to any meeting of shareholders called for the election of directors.  Such notification must contain any information required by our Bylaws.  The presiding officer of the meeting may disregard nominations not made in accordance with these requirements, and upon his instructions, the vote tellers will disregard all votes cast for each such nominee.

Shareholder Communications with the Board of Directors

If you wish to send communications to the Board of Directors, you should mail them addressed to the intended recipient by name or position in care of:  Corporate Secretary, Southcoast Financial Corporation, 534 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina 29464.  Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate shareholder communication.  The Corporate Secretary will send all appropriate shareholder communications to the intended recipient. An “appropriate shareholder communication” is a communication from a person claiming to be a shareholder in the communication the subject of which relates solely to the sender’s interest as a shareholder and not to any other personal or business interest.

In the case of communications addressed to our Board of Directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Board.  In the case of communications addressed to our independent or outside directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of our Audit Committee.  In the case of communications addressed to committees of the board, the Corporate Secretary will send appropriate shareholder communications to the Chairman of such committee.

Code of Conduct and Business Ethics

We have adopted a Code of Business Conduct for directors, officers and employees.  The code sets forth standards to promote the ethical handling of conflicts of interest, full and fair disclosure and compliance with laws, rules and regulations.  We have also adopted a Code of Ethics that applies specifically to our principal executive officer, principal financial officer and principal accounting officer.  Our Code of Business Conduct and Code of Ethics are available upon request to:  Corporate Secretary, Southcoast Financial Corporation, 534 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina 29464.

Meetings of Non-Management Directors

Our non-management directors meet from time to time in executive session without management present.  Mr. Coates, in his role as Vice Chairman of the Board of Directors, is the chairman of these meetings. Shareholders and other interested parties may communicate with the non-management directors by writing to:  Non-Management Directors, c/o Corporate Secretary, Southcoast Financial Corporation, 534 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina 29464.

Board Leadership Structure and Board’s Role in Risk Oversight

Our Bylaws provide that the Chairman of our Board may also be our Chief Executive Officer if so designated by our Board, and, since our organization, our Chief Executive Officer has been chosen as Chairman of the Board.  We believe this leadership structure is appropriate because it has us served well for the past 15 years, and because most of our directors are independent. All of our directors also live and work, or have substantial business interests in our service area, and, therefore, have access to information about us and our operations from sources other than our management’s presentations to the Board. Further, South Carolina law and our Bylaws make it clear that the business and affairs of the Company are managed under the direction of the Board of Directors, and that management control is subject to the authority of the Board of Directors to appoint and remove any of our officers at any time.

Our Board is actively involved in oversight of risks that could affect our Company.   The Board receives regular reports from members of senior management on areas of material risk to us, including operational, financial, legal and regulatory, and strategic risks.   These reports are reviewed by the full Board, or, where responsibility for a particular area of risk oversight is delegated to a committee of the Board, that committee reviews the report and then reports to the full Board.  Our regulators also send periodic reports of examination to our directors, which contain the regulators’ assessments of various risks facing our Company and our Bank, as well as their assessments of our handling of those risks.  Accordingly, oversight of risk is a constant element of the functioning of our Board.

MANAGEMENT COMPENSATION

Overview of Executive Compensation

Our Compensation Committee administers our executive officer compensation program.  (As used in this discussion, “named executive officers” refers specifically to our Chief Executive Officer, Mr. Pearson, and our two other next most highly compensated executive officers, Messrs. Scott and Seabrook, as shown in the Summary Compensation Table, and “executive officers” refers generally to all of our executive officers.)  The Committee has historically followed an informal policy of providing our executive officers with a total compensation package consisting of salary, bonuses, insurance and other benefits, and, occasionally, stock options.  The Committee’s objectives in setting executive compensation are:

•
to set salaries and benefits and, from time to time, award options, at competitive levels designed to encourage our executive officers to perform at their highest levels in order to increase earnings and value to shareholders;

•	where appropriate, to award bonuses and increase salaries to reward our executive officers for performance; and
•	to retain our key executives.

Compensation is designed to reward our individual executive officers both for their personal performance and for performance of our Company with respect to growth in assets and earnings, expansion and increases in shareholder value.  Base salary and bonus are designed to be commensurate with each executive officer’s scope of responsibilities, leadership, and management experience and effectiveness, and to reward annual achievements.  Stock options are designed to motivate and challenge executive officers to achieve longer-term results that are aligned with shareholder interests.

The Committee has not historically set specific advance goals for personal or corporate performance, and the Committee does not apply rigid formulas or necessarily react to short-term changes in business performance in determining the mix or amount of compensation elements.  The Committee makes its decisions about the amounts of the various types of compensation, and allocations between long-term and current compensation, allocations between cash and non-cash compensation, and allocations among various forms of compensation, in its discretion based on the Committee’s subjective assessment of how these amounts and allocations will best meet the Committee’s overall compensation goals outlined above.

Components of 2013 Executive Compensation

Minimum base salaries and certain additional benefits are set forth in Employment Agreements with our named executive officers.  During 2013, executive compensation consisted primarily of base salary and retirement benefits. In 2013, we awarded salary increases to our executive officers for the first time since 2008.  We have not awarded our executive officers any bonuses, short or long-term incentive compensation, or equity awards since 2008, and did not make any such awards in 2013. We also provide various additional benefits to executive officers, including health, life and disability insurance plans, split dollar insurance, employment and change of control arrangements, and perquisites.  A more detailed discussion of each of these components of executive compensation, the reasons for awarding such types of compensation, the considerations in setting the amounts of each component of compensation, the amounts actually awarded for the periods indicated, and various other related matters is set forth in the sections and tables that follow.

Factors Considered in Setting Compensation

In setting compensation we consider each executive’s knowledge, skills, scope of authority and responsibilities, job performance and tenure with us as an executive officer, as well as our perception of the fairness of the compensation paid to each executive in relation to what we pay our other executive officers, and the business and financial performance of our Company.  The Committee also considers recommendations from our Chief Executive Officer in setting his compensation and compensation for the other executive officers.

Although we consider competitive market compensation paid by other financial institutions in South Carolina and the southeast derived from proxy statements and publicly available compilations prepared by regional investment banking firms, we do not attempt to maintain a target percentile within a peer group.

We review our compensation program and levels of compensation paid to all of our executive officers annually and may make adjustments based on the foregoing factors as well as other subjective factors.

Timing of Executive Compensation Decisions

Annual salary reviews and adjustments and bonus and option awards are routinely made in January of each year at the first regularly scheduled Compensation Committee and Board meetings.  Compensation determinations may also be made at other times during the year, especially in the case of newly hired executives or promotions of existing employees that could not be deferred until the next scheduled meeting.  Board and Committee meetings are generally scheduled well in advance of the meeting dates, and these scheduling decisions are made without regard to anticipated earnings or other major announcements.  We do, however, routinely release earnings after our regular Board meetings.

Base Salaries and Bonuses

We believe it is appropriate to set base salaries at a reasonable level that will provide executive officers with a predictable income base on which to structure their personal budgets.  In setting base salaries, the Committee considers the scope of our executive officers’ responsibilities, their performance, and the period over which they have performed such responsibilities, as well as the overall condition of our Company, its level of success in recent years and its goals and budget for the current year.  The Committee then makes a subjective determination of the salary level for each executive officer.  Salaries are reviewed annually, but are not adjusted automatically. They were adjusted in 2013 for the first time in five years as noted above. For the past several years, including 2013, the Committee considered generally the matters discussed below in setting salaries for each individual executive officer.

In setting the salary for Mr. Pearson, our Chief Executive Officer, the Committee has taken note of the regulatory changes that are continuing to increase the complexity and challenges of operating our business, and of Mr. Pearson’s continued personal leadership and business skills that are critical to us, particularly during the past several years of difficult local and national economic conditions. The Committee also has considered information it had regarding salary levels of other chief executive officers of financial institutions in South Carolina and the southeast, and set a salary level that the Committee believed was fair to Mr. Pearson and to our Company.

In setting salaries for our other named executive officers, the Committee has taken into consideration the recommendations of our Chief Executive Officer and the following contributions.  For Mr. Scott, the Committee has considered his long-term experience as our previous Chief Financial Officer and as a banker, and his extensive knowledge of our business and the business of banking generally, as well as the fact that he agreed to come out of retirement to help us work through the difficult economic environment of the past several years.  For Mr. Seabrook, our Chief Operating Officer, the Committee has considered the role he has played in growth of our branches in loans, deposits and profitability, his responsibilities in connection with personnel decisions, and his role as a loan officer.

In deciding to increase salaries for our executive officers in 2013, the Committee considered the current improvement in the bank’s financial performance, highlighted by profitability, reduction of non-performing assets, the increase in core deposits, and performance supporting the ability to record a $6.4 million deferred tax asset.  The Committee plans to review the executive compensation program in 2014 and may make recommendations for other changes as it deems appropriate.

The Committee sets bonuses, if any, for executive officers taking into account our overall success, increase in market share, performance relative to budget and the individual executive’s performance and contribution to our success.  No bonuses were awarded to any of our executive officers in 2013.

Stock Options

Stock options have been awarded from time to time, and generally have been set by the Committee at levels believed to be competitive with other financial institutions of similar size and to advance our goal of retaining key executives, as well as levels believed to appropriately align the interests of management with the interests of shareholders.  Because options are granted with exercise prices set at fair market value of our common stock on the date of grant, executives can only benefit from the options if the price of our stock increases.  The Committee does not award options every year, and has not awarded options since 2004.

Other Benefits

We provide our executive officers with medical and dental, life and disability insurance benefits, and we make contributions to our 401(k) plan on their behalf on the same basis as contributions are made for all other employees.

We also pay country club dues for each of our named executive officers and provide Messrs. Pearson and Seabrook with an automobile allowance. We consider the club dues to be directly and integrally related to performance of our named executive officers’ duties.  In addition, we encourage, and pay for our named executives and their spouses, to attend banking conventions and seminars. The Compensation Committee has determined that these benefits play an important role in our named executive officers’ business development activities on behalf of our Company.  The Compensation Committee has also determined that providing such benefits helps to retain key executives and is an important factor in keeping our executive compensation packages competitive in our market area.

All of the foregoing benefits awarded to our executives in 2013 were set at levels believed to be competitive with other community financial institutions in South Carolina.

Employment Agreements, Split Dollar Life Insurance, and Salary Continuation Agreement

We have entered into employment agreements with Messrs. Pearson and Seabrook.  These agreements are described under – “Employment Agreements and Potential Payments upon Termination of Employment or Change of Control.”  As discussed in that section, the agreements provide, among other things, for payments to Messrs. Pearson and Seabrook upon termination of their employment other than for cause or upon a change of control of our Company.  The events set forth as triggering events for the payments were selected because they are events similar to those provided for in many employment agreements for executive officers of financial institutions throughout South Carolina.  It has become increasingly common in South Carolina for community financial institutions to provide for such payments under such conditions.  We believe these arrangements are an important factor in attracting and retaining our named executive officers by assuring them financial and employment status protections in the event we terminate their employment for our own business purposes without cause, or control of our Company changes. We believe such assurances of financial and employment protections help free executives from personal concerns over their futures, and, thereby, can help to align their interests more closely with those of shareholders, particularly in negotiating transactions that could result in a change of control.

We have also entered into agreements relating to split dollar life insurance with each of our named executive officers, and with each of our non-employee directors, Messrs. Baker, Coates, Hutchinson, and Smith.  The agreements with Messrs. Pearson and Seabrook are described under – “Endorsement Split Dollar Agreements.”  The agreements with Mr. Scott and our non-employee directors are described under “—Director Endorsement Split Dollar Agreements.”  These agreements provide benefits to us and to the executives’ and directors’ beneficiaries upon their deaths.  We believe this type of agreement is an important factor in retaining our executive officers and directors because they are required to be employed by us, or serving on our Board, at death or disability or a change in control, or remain employed by us, or serving on our Board, until retirement, for their beneficiaries to receive benefits under the policies without having to make payments for such benefits.

Additionally, in 2008 we entered into a Salary Continuation Agreement with our Chief Executive Officer, Mr. Pearson.  This agreement is described under “- Retirement and Nonqualified Deferred Compensation Plan.”  We believe that this agreement is important to provide our Chief Executive Officer with a level of retirement security appropriate to the level of benefits he has regularly conferred on the Company and the Bank since the organization of the Bank in 1998 and is expected to continue to confer in the future.

Tax and Accounting Considerations

We expense salary, bonus and benefit costs as they are incurred for tax and accounting purposes.  Salary, bonus and some benefit payments are taxable to the recipients as ordinary income.  Participation in the Employee Stock Purchase Plan creates an item of expense for accounting purposes as more fully described in the notes to our audited financial statements, but not for tax purposes.  The tax and accounting treatment of the various elements of compensation, while important and taken into consideration, is not a major factor in our decision making with respect to compensation.

Security Ownership Guidelines and Hedging

We do not have any formal security ownership guidelines for our executive officers, but most of our executive officers own a significant number of shares.  We do not have any policies regarding our executive officers’ hedging the economic risk of ownership of our shares.

Financial Restatement

The Board of Directors does not have a policy with respect to adjusting retroactively any cash or equity based incentive compensation paid to our executive officers where payment was conditioned on achievement of certain financial results that were subsequently restated or otherwise adjusted in a manner that would reduce the size of an award or payment, or with respect to recovery of any amount determined to have been inappropriately received by an individual executive.  The Board will be required to adopt such a policy after the Nasdaq adopts the related listing standards in accordance with regulations that are required to be adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.  Such SEC rules and Nasdaq listing standards have not yet been adopted.  Until the Board adopts such a formal policy, if such a restatement were ever to occur, the Board would expect to address recovery of any such compensation paid to executive officers on a case-by-case basis in light of all of the relevant circumstances.

Non-binding Shareholder Advisory Votes on Executive Compensation and Frequency of Votes on Executive Compensation

Pursuant to the requirements of Section 14A of the Securities Exchange Act of 1934 and related Securities and Exchange Commission regulations, at our 2013 annual meeting of shareholders, we submitted to our shareholders a non-binding advisory vote on approval of executive compensation and a non-binding advisory vote on whether to hold the non-binding advisory vote on executive compensation every year, every two years, or every three years.   At its May 2, 2013 meeting, the Compensation Committee took into consideration that 74.8% of the shares voting on the non-binding advisory vote on executive compensation had voted in favor of the proposal.  In light of the favorable support, the Committee’s consideration of the advisory vote did not affect the Company’s executive compensation decisions and policies.

The Committee and the Board also took into consideration that, of the shares voting on the non-binding advisory vote on frequency of the vote on executive compensation, more shares voted in favor of a one year frequency than on either of the other frequency alternatives.  The Board has set the current frequency of the non-binding advisory vote on executive compensation at every year, to remain in effect until the next non-binding advisory vote on frequency of the vote on executive compensation.  Therefore, at the 2014 Annual Meeting, shareholders are again being given the opportunity to vote on a non-binding advisory resolution relating to executive compensation.  See “Non-binding Advisory Vote on Approval of Executive Compensation.” After the 2014 Annual Meeting, the next non-binding advisory vote on executive compensation will be at the 2015 annual meeting.  At the 2019 annual meeting, shareholders will again be given the opportunity to vote on a non-binding advisory proposal relating to the frequency of the vote on executive compensation.

Summary of 2013 Named Executive Officer Compensation

The following table sets forth for the years ended December 31, 2013 and 2012 information about compensation awarded to, earned by or paid to our Chief Executive Officer and our two next most highly compensated executive officers.  Further information about each component of compensation is included in the discussion on the foregoing pages.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation (1) ($)	Total ($)
L. Wayne Pearson	2013	$395,000	$-	$392,684	$787,684
President and Chief Executive Officer	2012	$367,690	$-	$374,271	$741,961

Robert M. Scott	2013	$240,000	$-	$30,125	$270,125
Executive Vice President, Secretary	2012	$225,460	$-	$26,858	$252,318
and Treasurer

William B. Seabrook	2013	$260,000	$-	$55,568	$315,568
Executive Vice President and	2012	$243,101	$-	$55,668	$298,789
Chief Operating Officer

(1)
Includes our 2013 contributions to the Bank’s 401(k) Plan on behalf of the named persons, premiums for medical and dental insurance, disability insurance and life insurance, split dollar life insurance, amount accrued for the salary continuation agreement, holding company and bank directors’ fees, and automobile allowances in the amounts shown below for each person.  Does not include club dues, which we do not consider to be perquisites or personal benefits because we deem them to be directly and integrally related to performance of our executives’ duties.

	401(k)	Medical and Dental	Disability	Life and Split Dollar Insurance	Salary Continuation Agreement*	Directors’ Fees	Automobile Allowance

Mr. Pearson	$9,800	$8,600	$252	$120,324	$210,263	$29,375	$13,680
Mr. Scott	$-	$314	$252	$184	$-	$29,375	$-
Mr. Seabrook	$9,800	$3,891	$252	$35,522	$-	$-	$6,000

*  Amount accrued by the Bank with respect to retirement payments to be made to Mr. Pearson under our agreement with him beginning at the normal retirement age under the agreement (age 70.5).  See “--Retirement and Nonqualified Deferred Compensation Plan.” The Bank amended the agreement in 2009, at Mr. Pearson’s request, to raise the normal retirement age under the agreement to age 70.5.  The change substantially reduced the amount the Bank will be required to accrue annually going forward.

2013 Grants of Plan-Based Awards

We did not grant any stock options or other equity-based awards in 2013, and we do not currently have any equity or non-equity incentive plans under which awards were granted in 2013.

Employment Agreements and Potential Payments upon Termination of Employment or Change of Control

We have entered into employment agreements with Messrs. Pearson and Seabrook.  The contracts are for terms of one year, with automatic one year extensions at each annual anniversary date in the case of Mr. Seabrook, and three years, with automatic one day extensions at the end of each day in the case of Mr. Pearson, unless the employee is terminated or either party gives written notice that the term will not be extended.  The agreements provide for minimum annual base salaries of $333,505 and $231,525 for Messrs. Pearson and Seabrook, respectively.  In addition to salary, the agreements provide for each officer to participate in any retirement or other employee benefit plans applicable to all employees or to executive officers, and to receive life, health and disability insurance benefits, as well as salary continuation upon disability and other unspecified benefits provided under plans applicable to senior management officers and appropriate to their positions.  The agreement with Mr. Seabrook also provides that, if there has been a change of control of our Company or our Bank and his position has been materially diminished or he is required to relocate out of South Carolina without his prior consent, he may terminate the agreement and receive a lump sum payment equal to three times his annual salary and benefits.  Such payments may not, however, exceed the amount which we may deduct for federal income tax purposes.  Mr. Pearson’s agreement also provides that, if there has been a change of control of our Company or our Bank and Mr. Pearson’s base compensation or his position has been materially diminished or he is required to relocate out of Mt. Pleasant, South Carolina without his prior consent or the agreement is materially breached in any way by the Company or the Bank, he may terminate the agreement and receive a lump sum payment equal to three times his annual salary, as well as benefits for a period of three years after termination.

Disability

Each agreement provides that we will provide the executive officer with disability insurance in an amount equal at all times to at least one-half of his annual base salary.  Each agreement provides further that, in the event of disability, we will pay the officer his full salary then in effect and continue all benefits then in effect for a period of one year from the date of termination.

Termination for Cause

We may terminate an officer under the terms of the agreements for cause, which for Mr. Seabrook includes, among other grounds for termination: his breach of any material provision of the agreement; his engaging in misconduct (criminal, immoral or otherwise) that is materially injurious to the Bank; his failure to comply with provisions of law and regulations that is materially injurious to the Bank; his conviction of a felony or any crime of moral turpitude; his commission in the course of his employment of an act of fraud, embezzlement, theft or dishonesty, or any other illegal act or practice, which would constitute a crime, (whether or not resulting in criminal prosecution or conviction), or any act or practice that results in his becoming ineligible for coverage under our Bank’s banker’s blanket bond; or his being removed from office or prohibited from being affiliated with our Bank by the FDIC.  Under Mr. Pearson’s agreement, cause includes, among other grounds for termination: his breach of any material provision of the agreement; his engaging in willful misconduct, criminal, immoral or otherwise, that is materially injurious to the Bank or our Company; his failure to comply with the clear provisions of law and regulations applicable to the Bank or the Company that is materially injurious to the Bank or our Company; his conviction of a felony; his commission in the course of his employment of an act of fraud, embezzlement, theft or proven dishonesty, or any other illegal act or practice, which would constitute a felony, (whether or not resulting in criminal prosecution or conviction), or any act or practice that results in his becoming ineligible for coverage under our Bank’s banker’s blanket bond; or his being removed from office or prohibited from being affiliated with our Bank by the FDIC.  If we terminate the executive officer for cause, we have no obligation to make any further payments to him, but no vested rights would be affected.

Termination other than for Cause

The agreements provide that we may also terminate the officer other than for cause in our discretion or that of the Bank, but if we do so we must pay him the full annual compensation and other benefits provided for in the agreement over the remaining term of the agreement, in the case of Mr. Pearson, or for one year, in the case of Mr. Seabrook.

Change of Control

If the officer resigns within 24 months following a change in control of our Bank or our Company, he will be entitled to the compensation and benefits described below, but only if such resignation is preceded by either (i) any material decrease, or series of decreases in the nature or scope of the officer’s duties, responsibilities and authorities, which, taken as a whole, are material, without the written consent of the officer as to each and every such decrease, from the greater of those duties, responsibilities or authorities being exercised and performed by the officer immediately after the date of the execution of the agreement, or those being exercised and performed immediately prior to the reduction or series of reductions thereof; or (ii) any attempt by our Bank or our Company to relocate the officer to a location outside of South Carolina without his written consent given not more than one year prior thereto; and (iii) in the case of Mr. Pearson, a reduction in base compensation, a material decrease in his duties, responsibilities and authorities, a relocation outside of Mt. Pleasant, South Carolina, or a material breach of his agreement by the Bank or our Company.

The compensation and benefits that we would be required to pay and provide to an officer in connection with a resignation as described in the paragraph above would be a lump sum payment equal to three times his annual salary, and benefits for a period of three years from the date of termination.  Such payments are required to be made and such benefits are required to be provided notwithstanding any other employment obtained by the officer.  Except in the case of Mr. Pearson, such payments may not, however, exceed the amount which we may deduct for federal income tax purposes.

Acceleration of Stock Options and Rights

The agreements also provide that, if we terminate an officer other than for cause or if an officer resigns after a change of control following the event(s) described in the two paragraphs above, his outstanding stock options and stock appreciation rights, and any and all rights under performance stock award plans, restricted stock plans and any other stock option, or incentive stock plans shall become immediately and fully exercisable for a period of 60 days following the last payment required by the agreement to be made by our Bank or our Company to the officer, except that no such option or right shall be exercisable after the termination date of such option or right. These provisions are in addition to the officer’s rights granted in connection with such stock options or other rights, and such rights and options shall continue to be exercisable pursuant to their terms and their governing plans.

Mitigation

All amounts we are required to pay under the agreements must be paid without notice or demand. The agreements do not require the executive officers to seek other employment in mitigation of the amounts payable or arrangements made under any provision of the agreements.  Nevertheless, if an executive officer obtains any such other employment, our Bank’s and our Company’s obligations to make the payments and provide the benefits required to be paid and provided under the agreements would be reduced by an amount equal to the payments or benefits received from such other employment and, in the case of Mr. Seabrook, the executive officer would be required to promptly notify us or the Bank of his employment and receipts therefrom.  This mitigation provision would not apply to Mr. Pearson if he terminated his employment for “good reason” following a change of control.

Confidentiality and Non-competition

Other provisions of the agreements require the officers to maintain the confidentiality of information obtained from us during employment with us and for so long thereafter as we, in our sole opinion, deem that it remains proprietary and confidential, and prohibit each officer from competing with us or soliciting our customers for a period of twelve months after termination of employment by the officer for other than “good reason” or for the period during which payments are being made to him pursuant to the agreement, whichever is longer.

Endorsement Split Dollar Agreements

We have entered into Endorsement Split Dollar Agreements with Messrs. Pearson, Scott and Seabrook relating to split dollar life insurance policies we have purchased covering each of them.  We are the sole owner of these life insurance policies and are required to maintain the policies in full force and effect and pay any premiums due on the policies.  Information about the Endorsement Split Dollar Agreements we have entered into with Messrs. Pearson and Seabrook is set forth in this section, and information about the Split Dollar Endorsement Agreement we have entered into with Mr. Scott is set forth under “--Director Endorsement Split Dollar Agreements.”  The agreements with Messrs. Pearson and Seabrook provide that if the executive’s death occurs before the earlier of the date of his termination of employment with us or the date that is six months after the executive attains age 70, the executive’s beneficiary will be entitled to the net death proceeds under the policies.  The executive’s interest in the policies will be extinguished at the earlier of the date of his termination of employment or six months after the date on which he attains age 70, and we will be entitled to any remaining proceeds of the policies, provided a change in control has not occurred.  In the event of a change in control prior to the termination of the executive’s employment, we are required to transfer to the executive ownership of the policy.  The agreements also provide that we may not amend or terminate the executive’s interest in the policies unless we replace the policy with a comparable one and execute a new split dollar agreement.  The agreements also provide for a claims and review procedure in the event persons have not received benefits under the agreement to which they believe they are entitled.  If they had died on December 31, 2013, the death benefits payable to each executive’s beneficiary upon the executive’s death would have been as follows:  Mr. Pearson - $6,780,000, and Mr. Seabrook - $1,575,000.

The foregoing description is a summary of the terms of the endorsement split dollar agreements with our executive officers and is qualified in its entirety by reference to the actual text of the agreements, which are filed with the Securities and Exchange Commission.  The foregoing summary does not create any legal or equitable rights in any person.

Outstanding Equity Awards at 2013 Fiscal Year-End

None of our executive officers held any stock options at the end of 2013.  We have not granted any other types of equity-based awards.

2013 Option Exercises and Stock Vested

No stock options were exercised by our executive officers during 2013. No stock or other equity-based awards vested in 2013.

Retirement and Nonqualified Deferred Compensation Plan

In 2008, the Bank entered into a Salary Continuation Agreement with Mr. Pearson that provides payments in connection with retirement.  This agreement was amended during 2009.   Under the terms of the Salary Continuation Agreement, Mr. Pearson will receive an annual retirement benefit of $287,730 beginning at age 70.5, if Mr. Pearson is still employed with the Bank at such time.  The benefit will be paid in monthly installments for fifteen years beginning the month after Mr. Pearson attains age 70.5.  If Mr. Pearson’s employment with the Bank terminates prior to his reaching age 70.5, other than as a result of a termination by the Bank for cause as defined in the Salary Continuation Agreement, Mr. Pearson will receive the following applicable benefit amount under the Salary Continuation Agreement, with monthly payments beginning on the later of the seventh month after his termination or the month after he attains age 70.5.  If his termination accompanies or precedes a change in control of the Company, the amount of the annual benefit will be the same as though his employment had not terminated prior to his reaching age 70.5.  If the termination does not accompany or precede a change of control, Mr. Pearson will receive an annual benefit for 15 years as follows: $229,872 if the termination is in 2014; $246,153 if the termination is in 2015; 262,393 if the termination is in 2016; and $278,671 if the termination is in 2017.  The Salary Continuation Agreement also provides a death benefit to Mr. Pearson’s beneficiary equal to the present value of the unpaid retirement benefits at the time of his death in lieu of any unpaid benefits under the Salary Continuation Agreement.  The death benefit is payable in a lump sum.  No benefits are payable under the Salary Continuation Agreement if Mr. Pearson is terminated for cause, or if he commits suicide within two years of the date of the Salary Continuation Agreement, or if he makes any material misstatement of fact on any application or resumé provided to the Bank or the Company or on any application for benefits provided by the Bank, or if he is removed from office or barred from affiliation with the Bank by the FDIC, or if the Bank is in default or in danger of default (as defined in the Federal Deposit Insurance Act).

The Bank’s obligations under the Salary Continuation Agreement are unfunded and unsecured.  Nevertheless, the Bank has purchased and owns a life insurance policy insuring Mr. Pearson, the proceeds of which are payable to the Bank, which is expected to provide the funds to offset the expense incurred for the Bank to discharge its obligations under the Salary Continuation Agreement.

The foregoing is a summary of the Salary Continuation Agreement and is qualified in its entirety by reference to the actual text of the Salary Continuation Agreement, which is filed with the Securities and Exchange Commission.  The foregoing summary does not create any legal or equitable rights in any person.

Director Compensation

Set forth in the table below is information about compensation we paid to our outside directors for their service to the Company and the Bank in 2013.  We pay our directors an annual retainer of $15,000 plus an additional $2,500 for each meeting of the Board of Directors attended.  We do not pay additional fees for attendance at committee meetings.  All of our directors are also directors of our Bank.  The Bank pays its directors $625 for each monthly meeting of the Bank’s board of directors attended.  Information about directors’ fees and other compensation paid to Messrs. Pearson and Scott is set forth in the Summary Compensation table.

2013 Director Compensation

Name	Fees Earned Or Paid in Cash ($)	All other Compensation ($)	Total ($)
Tommy B. Baker	$29,375	-	$29,375
William A. Coates	$28,750	-	$28,750
Stephen F. Hutchinson	$29,375	-	$29,375
James P. Smith	$28,750	-	$28,750

Director Endorsement Split Dollar Agreements

We have entered into Endorsement Split Dollar Agreements with Messrs. Baker, Coates, Hutchinson, Scott, and Smith relating to split dollar life insurance policies we have purchased covering each of them.    We are the sole owner of these life insurance policies and are required to maintain the policies in full force and effect and pay any premiums due on the policies.  The agreements provide that if the director’s death occurs (a) before the earlier of the date of his separation from service with us or the date on which the director attains age 70, or (b) after a change in control that occurs before the director’s separation from service with us, the director’s beneficiary will be entitled to the lesser of $250,000 or the total death proceeds under the policies.  The director’s interest in the policies will be extinguished at the earlier of the date of his separation from service or the date on which he attains age 70, and we will be entitled to any remaining proceeds of the policies.  In the event of a change in control prior to the director’s separation from service, the director’s beneficiary will be entitled to the director’s interest in the policy at his death. The agreements also provide that we may not amend or terminate the director’s interest in the policies unless we replace the policy with a comparable one and execute a new split dollar agreement.  The agreements also provide for a claims review procedure in the event persons have not received benefits under the agreement to which they believe they are entitled.  If they had died, or a change of control had occurred, on December 31, 2013, the benefits payable to each director’s beneficiary upon the director’s death would have been $250,000.

The foregoing description is a summary of the terms of the endorsement split dollar agreements with our directors and is qualified in its entirety by reference to the actual text of the agreements, which are filed with the Securities and Exchange Commission.  The foregoing summary does not create any legal or equitable rights in any person.

2010 Employee Stock Purchase Plan

In March, 2010, the Board of Directors adopted the 2010 Employee Stock Purchase Plan (the “2010 ESPP”), which was approved by shareholders at our 2010 annual meeting, and became effective April 1, 2010.  A summary description of the principal terms of the 2010 ESPP and its purpose are set forth below.  This description is qualified in its entirety by reference to the actual text of the 2010 ESPP, which was filed as an appendix to the 2010 Proxy Statement.

The purpose of the 2010 ESPP is to advance the Company’s interests by enabling eligible employees of the Company and the Bank to acquire an ownership interest in the Company through purchases of common stock at a discounted price. The 2010 ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder.

An “eligible employee” under the 2010 ESPP is an employee for federal tax withholding purposes who (i) has been employed by the Company or the Bank for at least six consecutive months, (ii) is employed by the Company or the Bank on a given enrollment date, and (iii) is expected to complete at least 1,000 hours of service as an employee during each calendar year in which the enrollment date occurs.   No employee is permitted to participate in the 2010 ESPP if immediately after a grant under the 2010 ESPP the employee would own stock and/or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of the Company’s stock.  No employee is permitted to accrue the right at any time to purchase more than $25,000 worth of the Company’s stock through all employee stock purchase plans the Company may have each calendar year.

A maximum of 200,000 shares of the Company’s common stock will be available for sale to employees pursuant to the 2010 ESPP.  The number of available shares may be adjusted for stock dividends, stock splits, stock conversions, exchanges, reclassifications or substitutions. Shares of common stock subject to the 2010 ESPP may be newly issued by the Company or purchased by the Company on the open market or otherwise.  Issuance of the shares pursuant to the 2010 ESPP has been registered under the Securities Act of 1933.

The 2010 ESPP permits the purchase of common stock through payroll deduction as follows: (a) the 2010 ESPP provides for quarterly periods during which payroll deductions will be accumulated (the “Offering Period”); (b) eligible employees may choose the percentage of their gross compensation up to a maximum of 10% to be deducted and applied to purchase shares of common stock under the 2010 ESPP; (c) at the beginning of the Offering Period, the eligible employees obtain stock options to purchase common stock under the 2010 ESPP at a 15% discount from the lower of the market value on (1) the first day of the Offering Period, or (2) the last day of the Offering Period; and (d) at the end of the Offering Period, the eligible employees are deemed to exercise these options to the extent of their payroll deductions. No fractional shares are issued.

The 2010 ESPP is administered by the Board of Directors which, subject to the rules contained in the 2010 ESPP, has complete authority in its discretion to interpret and apply the terms of the 2010 ESPP, to determine eligibility and to adjudicate all disputed claims filed under the 2010 ESPP.

The Board of Directors may terminate the 2010 ESPP at any time; provided, however, that no such termination will affect options outstanding at the time of termination. The 2010 ESPP will terminate in any case in March 2015, five years from the date of adoption by the Board.  If at any time the shares of common stock reserved for the 2010 ESPP are available for purchase but not in sufficient number to satisfy all the then unfilled purchase requirements, the available shares will be apportioned among the participants in proportion to their options and the 2010 ESPP will terminate.  The Board of Directors may amend the 2010 ESPP after adoption, subject to the requirements of Section 423 of the Code relating to the requisite approval of the Company’s shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Bank, in the ordinary course of its business, makes loans to and has other transactions with our directors, officers, principal shareholders, and their associates.  Loans, if made, are made on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features.  Our Bank expects to continue to enter into transactions in the ordinary course of business on similar terms with directors, officers, principal stockholders, and their associates.  The aggregate dollar amount of such loans outstanding at December 31, 2013 was $1,680,024.  None of such loans are classified as nonaccrual, past due, restructured or problem loans.  During 2013, new loans totaled $395,000, and repayments totaled $94,072.

From time to time we may also enter into other types of business transactions or arrangements for services with our directors, officers, principal shareholders or their associates.  These types of transactions or services might include, among others, purchases of insurance, purchases or leases of automobiles, and legal services.  We only enter into such arrangements if we determine that the prices or rates offered are comparable to those available to us from unaffiliated third parties.  Our Board approves such transactions on a case by case basis.  We do not have formal policies or procedures with respect to such approvals.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

As required by Section 16(a) of the Securities Exchange Act of 1934, our directors, executive officers and certain individuals are required to report periodically their ownership of our common stock and any changes in ownership to the Securities and Exchange Commission.  Based on a review of Section 16(a) reports available to us and any representations made to us, our directors and executive officers timely filed all required reports for 2013.

APPROVAL OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For the year ended December 31, 2013, Crowe Horwath LLP served as our independent registered public accounting firm, and the Audit Committee has appointed Crowe Horwath LLP to continue to serve as our independent registered public accounting firm for the year ended December 31, 2014.  Shareholders are being asked to approve this appointment at the 2014 Annual Meeting.

The Board of Directors unanimously recommends a vote FOR approval of Crowe Horwath LLP’s 2014 appointment.

Unless you indicate to the contrary, the persons identified as proxies on the accompanying proxy form intend to vote the shares represented by your proxy to approve the appointment of Crowe Horwath LLP as the independent registered public accounting firm to audit our financial statements for the year ended December 31, 2014.

Representatives of Crowe Horwath LLP are expected to be present and available to respond to appropriate questions at the Annual Meeting, and may make a statement if they wish.

Fees Paid to Independent Auditors

Set forth below is information about fees billed by Crowe Horwath LLP for audit services rendered in connection with the consolidated financial statements and reports for the years ended December 31, 2013 and 2012, and for other services rendered on our behalf during 2013 and 2012, as well as all out-of- pocket expenses incurred in connection with these services, which have been billed to us.

	Year Ended December 31, 2013	Year Ended December 31, 2012
Audit Fees	$121,000	$116,000
Audit Related Fees	11,369	4,934
Tax Fees	19,405	17,165
All Other Fees	7,500	7,099
Total	$159,274	$145,198

Audit Fees

Audit fees include fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports, and services that are normally provided by our independent auditor in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

Tax Fees

Tax fees include fees for tax compliance/ preparation and other tax services. Tax compliance/ preparation fees include fees billed for professional services related to federal and state tax compliance. Other tax services include fees billed for other miscellaneous tax consulting and planning.

All Other Fees

All other fees in 2013 and 2012 relate to accounting fees and financial reporting issues that are outside the scope of our regular audit fees.

In making its decision to appoint Crowe Horwath LLP, as our independent auditors for the fiscal year ending December 31, 2013, our Audit Committee considered whether services other than audit and audit-related services provided by that firm are compatible with maintaining the firm’s independence.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Our Audit Committee pre-approves all audit and permitted non-audit services (including the fees and terms thereof) provided by the independent auditors, subject to limited exceptions for non-audit services described in Section 10A of the Securities Exchange Act of 1934, which are approved by the Audit Committee prior to completion of the audit. The Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its next scheduled meeting.

General pre-approval of certain audit, audit-related and tax services is granted by the Audit Committee at the first quarter Committee meeting.  The Committee subsequently reviews fees paid.  Specific pre-approval is required for all other services.  During 2013, all audit and permitted non-audit services were pre-approved by the Committee.

AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors has reviewed and discussed with our management our audited financial statements for the year ended December 31, 2013.  Our Audit Committee has discussed with our independent public accountants, Crowe Horwath LLP, the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board.  Our Audit Committee has also received the written disclosures and the letter from Crowe Horwath LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe Horwath LLP’s communications with the Committee concerning independence, and has discussed with Crowe Horwath LLP their independence.  Based on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the Securities and Exchange Commission.

William A. Coates, Chairman	Tommy B .Baker	Stephen F. Hutchinson

NON-BINDING ADVISORY VOTE ON
APPROVAL OF EXECUTIVE COMPENSATION

          In 2010, Congress enacted the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which, among other things imposes a number of new corporate governance requirements on publicly held companies.  Section 14A of the Securities Exchange Act of 1934 (the “1934 Act”) adopted under the Dodd-Frank Act requires that, beginning in 2013, at least every three years at the annual meeting of shareholders, we must submit a separate resolution subject to a non-binding shareholder advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K under the 1934 Act.  As discussed above in the section “Management Compensation -- Non-binding Shareholder Advisory Votes on Executive Compensation and Frequency of Votes on Executive Compensation,” our Board has set the current frequency of the non-binding advisory vote on executive compensation at every year.

          Accordingly, you as a shareholder are being given the opportunity to vote for or against, or abstain from voting, on the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the ‘Compensation Discussion and Analysis,’ compensation tables and narrative discussion included in the Proxy Statement for the 2014 Annual Meeting of Shareholders is hereby APPROVED.”

          Because your vote is advisory, it will not be binding on our Board and may not be construed as overruling any decision by the Board, nor to create or imply any additional fiduciary duty of the Board.  However, the Board will review the voting results, and may, in its sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.

          Shareholders are encouraged to review carefully the “Management Compensation” section of this proxy statement for a detailed discussion of our executive compensation program.

Board of Directors’ Recommendation

          Our overall executive compensation policies and procedures are described in the “Management Compensation” section of this proxy statement, including the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure).  Our compensation policies and procedures are centered on a pay-for-performance approach and are designed to be aligned with the long-term interests of our shareholders, as described in the “Management Compensation” section.  The Compensation Committee, which is comprised entirely of independent directors, oversees our executive compensation program and continually monitors our policies to ensure that they continue to emphasize programs that reward executives for results that are consistent with shareholder interests.

          Our Board and our Compensation Committee believe that our commitment to these responsible compensation practices justifies a vote by shareholders FOR the resolution approving the compensation of our executives as disclosed in this proxy statement.

          The Board unanimously recommends that you vote “FOR” the non-binding advisory proposal above.  Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed on the proxy card.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON MAY 13, 2014

The Company’s 2013 Annual Report and 2014 Proxy Statement are available via the Internet at: http://www.snl.com/irweblinkx/corporateprofile.aspx?iid=4047639.

OTHER MATTERS

We know of no other business to be presented at the meeting of stockholders.  If matters other than those described herein should properly come before the meeting, the persons named in the enclosed form of proxy intend to vote at such meeting in accordance with their best judgment on such matters.

INCORPORATION BY REFERENCE

The “Audit Committee Report” included in this proxy statement shall not be deemed to be filed with the Securities and Exchange Commission, nor deemed incorporated by reference into any of our prior or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate such information by reference.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

You may obtain copies of our Annual Report on Form 10-K required to be filed with the Securities and Exchange Commission for the year ended December 31, 2013, free of charge by requesting such form in writing from L. Wayne Pearson, President, Southcoast Community Bank, Post Office Box 1561, Mt. Pleasant, South Carolina 29465.  You may also download copies from the Securities and Exchange Commission website at http://www.sec.gov.

Appendix A
NOMINATING COMMITTEE CHARTER

The Nominating Committee of the Board of Directors of Southcoast Financial Corporation has been established for the purpose of making recommendations to the Board of Directors of suitable persons to be nominees for election to the Board of Directors.

In recommending director candidates, the committee may take into consideration such factors as it deems appropriate based on the Company’s current needs.  These factors may include diversity, age, skills such as understanding of banking and general finance, decision-making ability, interpersonal skills, experience with businesses and other organizations of comparable size, community activities and relationships, and the interrelationship between the candidate’s experience and business background and other Board members' experience and business background, as well as the candidate’s ability to devote the required time and effort to serve on the Board.

The committee will consider for recommendation by the committee director candidates recommended by shareholders if the shareholders comply with the following requirements.  If a shareholder wishes to recommend a director candidate to the committee for consideration as a Board of Directors’ nominee, such shareholder must submit in writing to the committee the recommended candidate’s name, a brief resume setting forth the recommended candidate’s business and educational background and qualifications for service, and a notarized consent signed by the recommended candidate stating the recommended candidate’s willingness to be nominated and to serve.  This information must be delivered to the Nominating Committee of the Company at the Company’s address and must be received no later than January 1 in any year to be considered as a potential Board of Directors’ nominee at the Annual Meeting of Shareholders for that year.  The committee may request further information if it determines a potential candidate may be an appropriate nominee.  Director candidates recommended by shareholders that comply with these requirements will receive the same consideration that the committee’s other candidates receive.

SOUTHCOAST FINANCIAL CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF SHAREHOLDERS – TUESDAY, MAY 13, 2014

William A. Coates and William C. Heslop, or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies for the undersigned at the Annual Meeting of Shareholders to be held on May 13, 2014, and at any adjournment thereof, as follows:

1.      Election of One Director.

NOMINEES:  Three-year term:  James P. Smith

[  ]          FOR the nominee listed                                                                   [  ]          WITHHOLD AUTHORITY
   above                                                                                                              to vote for the nominee above

2.	Approval of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2014.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

3.
Non-binding advisory proposal to approve the following resolution relating to the Company’s overall pay-for-performance executive compensation program for the executive officers named in the proxy statement, commonly referred to as a “say on pay” vote:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the ‘Compensation Discussion and Analysis,’ compensation tables and narrative discussion included in the Proxy Statement for the 2014 Annual Meeting of Shareholders is hereby APPROVED.”

[ ] FOR [ ] AGAINST [ ] ABSTAIN

4.
And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting. Management at present knows of no other business to be brought before the meeting.

THE PROXIES WILL BE VOTED AS INSTRUCTED.  IF NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE NOMINEE LISTED ABOVE, AND “FOR” ITEMS 2 AND 3.

Please sign exactly as name appears below.  When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign.  All joint owners must sign.

Dated:____________, 2014	_________________________________________